UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2010

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01. Other Events

On March 3, 2010 mPhase Technologies, Inc. (the "Company") , a New Jersey corporation, received $495,000 of funding from John Fife under the terms of a Convertible Note. On March 22, 2010, the Company entered into a Forbearance Agreement with John Fife in which the lender agreed not to convert any additional amounts under the terms of the $550,000 convertible note until January 15, 2011 in exchange for increasing the original principal amount of the Convertible Note and two subsequent notes to be issued by 10%.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	Forbearance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: October 22, 2010